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Exhibit 4.5

NIKOLA CORPORATION

AMENDMENT NO. 1
TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        THIS AMENDMENT NO. 1 TO THE REGISTRATION RIGHTS AND LOCK-UP AGREEMENT (this "Amendment") is entered into as of July 17, 2020. This Amendment amends that certain Registration Rights and Lock-up Agreement, dated as of June 3, 2020, by and among Nikola Corporation, a Delaware corporation (the "Company"), and the Holders named therein (the "Agreement"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

RECITALS

        WHEREAS, pursuant to Section 6.5 of the Agreement, any term of the Agreement may be amended or modified, and any provision thereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities at such time (the "Requisite Consent");

        WHEREAS, the Company and the undersigned Holders who constitute the Requisite Consent desire to amend the Agreement as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Amendment, the parties, intending to be legally bound, agree as follows:

        1.    Amendment.

          1.1   Section 5.1.3 of the Agreement shall be amended and restated in its entirety to read as follows:

    "5.1.3 Except as permitted by Section 5.2, the Founder Entities shall not Transfer any shares of Common Stock beneficially owned or owned of record by such Founder Entity until December 1, 2020 (the "Founder Lock-up Period"); provided that, prior to December 1, 2020, each Founder Entity may Transfer up to sixteen percent (16%) of the shares of Common Stock held by such Founder Entity (the "Founder Cap") as of the date hereof only to the extent necessary to enable such shares of Common Stock to be pledged as security or collateral in connection with indebtedness incurred by a Founder Entity solely for the purpose of purchasing additional shares of Common Stock; and provider further that, each Founder Entity may Transfer shares of Common Stock in excess of the Founder Cap solely for the purposes of repaying indebtedness incurred by such Founder Entity solely to purchase shares of Common Stock secured by shares of Common Stock as permitted in the preceding proviso that cannot be satisfied with the pledged shares of Common Stock (but only if such repayment of indebtedness is made on the maturity of such indebtedness, to satisfy a margin call by the lender or if otherwise required by the lender thereof)."

          1.2   Section 5.2.11 of the Agreement shall be amended and restated in its entirety to read as follows:

    5.2.11 "the Founder Entities may collectively Transfer up to $70,000,000 of Common Stock in connection with the Closing."

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        2    Effective Date.    By execution of this Amendment, the Company and the undersigned Holders hereby agree that the provisions set forth in the Agreement are hereby amended as set forth herein effective as of the date hereof.

        3    Force and Effect; References.    Except as set forth in this Amendment, the Agreement shall remain in full force and effect. Each reference in the Agreement to "this Agreement" shall be interpreted to mean "this Agreement, as amended."

        4    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court..

        5    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and upon such delivery the facsimile signature, PDF or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

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        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

COMPANY
NIKOLA CORPORATION
By:	/s/ Mark A. Russell
	Name:	Mark A. Russell
	Title:	President & Chief Executive Officer
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Green Nikola Holdings LLC
By:	/s/ Haeyang Lee
	Name:	Haeyang Lee
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Iveco S.p.A.
By:	/s/ Gerrit Marx
	Name:	Gerrit Marx
	Title:	President, Commercial & Specialty Vehicles
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Legend Capital Partners
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: M&M Residual LLC
By:	/s/ Trevor Milton
	Name:	Trevor Milton
	Title:	CEO
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Stephen J. Girsky
By:	/s/ Stephen Girsky
	Name:	Steve Girsky
	Title:	Personal
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: T&M Residual, LLC
By:	/s/ Mark Russell
	Name:	Mark Russell
	Title:	Manager
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Thompson Nikola II LLC
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

        IN WITNESS THEREOF, the parties have executed this Amendment to Registration Rights and Lock-Up Agreement as of the date first written above.

HOLDER:
Name: Thompson Nikola LLC
By:	/s/ DeWitt C. Thompson, V
	Name:	DeWitt C. Thompson, V
	Title:	President
Address:

NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

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  Exhibit 4.5
NIKOLA CORPORATION
AMENDMENT NO. 1 TO REGISTRATION RIGHTS AND LOCK-UP AGREEMENT
RECITALS
AGREEMENT